UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

Bowne & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Hudson Street, New York, NY	10014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-924-5500

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1: OVERNIGHT SHARE REPURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2004, Bowne & Co., Inc. (the “ Company”) announced that it entered into an Overnight Repurchase Agreement, dated December 1, 2004 (the “Agreement”), with Bank of America N.A. (“Bank of America”), whereby the Company repurchased 2.5 million shares, or approximately 7.0 percent, of its outstanding common stock. The shares were purchased through Bank of America under the Agreement at $15.75 per share, for a total cost of approximately $40 million.

Pursuant to the Agreement, Bank of America will purchase shares in the market over the next nine to twelve months (the “Purchase Period”). Upon termination of the Purchase Period, the Company will receive or pay a price adjustment based on the volume weighted average price of shares acquired during the Purchase Period.

A copy of the Agreement is also attached to this report, as Exhibit 10.1. The descriptions contained herein of the transactions contemplated by the Agreement are not complete and are qualified in their entirety by reference to the Agreement which is incorporated herein by reference.

The Company concurrently issued a press release on December 1, 2004, announcing, among other things, the execution of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01 Other Events.

Open-Market Repurchase Program.

On December 1, 2004, in addition to the Overnight Repurchase Agreement described above, the Board of Directors of the Company approved an open-market repurchase program to purchase up to $35 million of the Company’s common stock. Over a period of up to two years, the Company will repurchase shares from time to time at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The program may be discontinued at any time. The press release attached to this report as Exhibit 99.1 announced the approval of the open-market repurchase program.

Debt Prepayment.

On December 1, 2004, the Company also announced the Company’s intention to redeem the outstanding principal amount of its $60 million, 7.79% Private Placement Notes (the “Notes”) in accordance with the terms of the related note agreement. The agreement requires, in addition to the payment of the principal amount, the payment of accrued interest plus a make-whole amount, totaling approximately $10 million. The press release attached to this report as Exhibit 99.1 announced such intention to prepay the Notes.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Overnight Share Repurchase Agreement, dated December 1, 2004, between Bowne & Co., Inc. and Bank of America N.A.

99.1	Press release, dated December 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc. (Registrant)

December 6, 2004	By:	/s/ Scott L. Spitzer

Name: Scott L. Spitzer Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Overnight Share Repurchase Agreement, dated December 1, 2004, between Bowne & Co., Inc. and Bank of America N.A.
99.1	Press release, dated December 1, 2004

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